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                                                                    Exhibit 99.7

                                   MCSI, INC.
                          4750 HEMPSTEAD STATION DRIVE
                               DAYTON, OHIO 45429

                                October 17, 2001

                      VIA FACSIMILE AND OVERNIGHT DELIVERY

Mr. Joseph M. Savarino
President and Chief Executive Officer
Zengine, Inc.
901 Parker Street
Berkeley, California  94710

         Re: Request pursuant to Rule 14d-5(a) of the Securities Exchange Act of
             1934

Dear Mr. Savarino:

         The undersigned, MCSi, Inc. ("MCSi"), hereby makes a request pursuant to Rule 14d-5(a) of the Securities Exchange Act of 1934, as follows:

         1)       The identity of the bidder is MCSi, Inc.

         2) The title of the class of securities which is the subject of the bidder's tender offer is the common stock, no par value per share, of Zengine, Inc. ("Zengine").

         3) The bidder is making a request to Zengine pursuant to paragraph (a) of Rule 14d-5 for use of Zengine's stockholder list and security position listings for the purpose of disseminating a tender offer to security holders of Zengine.

         4) The bidder is aware of and will fully comply with the provisions of paragraph (f) of Rule 14d-5.

         5) The bidder has elected pursuant to paragraph (f)(1) of Rule 14d-5 to disseminate amendments disclosing material changes to the tender offer materials pursuant to the aforesaid Rule.

         6) The name, address and telephone number of the person whom Zengine shall contact pursuant to paragraph (a)(4) of Rule 14d-5 is:

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                                    Ira H. Stanley
                                    Vice President - Chief Financial Officer
                                    MCSi, Inc.
                                    4750 Hempstead Station Drive
                                    Dayton, Ohio 45429

         Pursuant to paragraph (a)(4) of Rule 14d-5, Zengine must respond to this request not later than the second business day after receipt. If Zengine decides to deliver the stockholder list and security position listings rather than to mail tender offer materials on behalf of MCSi, Zengine must comply within the time periods set forth in paragraph (c) of Rule 14d-5.

                                    Very truly yours,


                                    MCSi, Inc.

                                    Ira H. Stanley
                                    Vice President - Chief Financial Officer